SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : February 7, 2002

                           Commission File No. 0-27323


                         CHINA GLOBAL DEVELOPMENT, INC.
   ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                                         87-0403828
-------------------------------                 --------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)



            Seventh District North, Chung-Ping Region, Beijing, China
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                 86-10-697-56542
                     --------------------------------------
                            (Issuer telephone number)

                                Ibonzai.com, Inc.
                       6975 South Union Park Center, #600
                                Midvale, UT 84047
                   -------------------------------------------
                             Former Name and Address

Item 5.   Other Events.


         On Februry 7, 2002, the registrant acquired all of the issued and outstanding shares of Rainbow Light Global Corporation, a company incorporated under the laws of the British Virgin Islands in exchange for 15,000,000 shares of its common stock. Rainbow Light Global Corporation owns 95% of Beijing Baxian Real Estate Development Company Limited, (Beijing), a People's Republic of China company engaged in real estate development and marketing. The operating company's (Beijing) functional currency is the Renminbi (RMB) which has been converted into U.S. dollars at the rate of 8.2768 RMB to $1US. In addition to developing properties for sale, Beijing also has a limited portfolio of rental properties. The current inventory of properties for sale consists of homes and villas constructed by Beijing.

Item 7.  Financial Statements and Exhibits

         a)       Financial Statements of Business Acquired
                  The financial statements of Beijing Baxian Real Estate Development Company Limited (Beijing) are attached hereto on pages F-1 - F-___. The financial statements of Rainbow Light Global Corporation are omitted as its sole asset is 95% of the issued and outstanding shares of Beijing.

         b) No proforma financial information is being furnished as the sole asset of Rainbow Light Global Corporation (Rainbow) is its holding of shares of Beijing and the sole asset of the Registrant is its holding of shares of Rainbow.

         c)       Exhibits
                  2.1 Exchange Agreement between China Global Development, Inc. and Rainbow Light Global Corporation.

Item 8.  Change in Fiscal Year

         Because the acquisition of Rainbow Light Global Corporation has been accounted for as a reverse acquisition, the fiscal year of Rainbow Light Global Corporation will be utilized. Accordingly, the fiscal year of the registrant will change from December 31 to September 30.

                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CHINA GLOBAL DEVELOPMENT, INC.

 June 27, 2002
                                               /s/ Michael Zheng
                                               ---------------------------------
                                               Michael Zheng
                                               Chief Executive Officer

                          Index to Financial Statements


                                                                       Pages

BEIJING BAXIAN REAL ESTATE DEVELOPMENT COMPANY LIMITED

    Report of Independent Auditors                                         F-1

    Balance Sheets as of September 30, 2001 and September 30, 2000         F-2

    Statements of Income
       for the years ended September 30, 2001 and September 30, 2000       F-3

    Statements of Changes in Owners' Equity
       for the years ended September 30, 2001 and September 30, 2000       F-4

    Statements of Cash Flows
       for the years ended September 30, 2001 and September 30, 2000       F-5

    Notes to Financial Statements                                     F-6 - 18

Report of Independent Auditors
To the directors and shareholders of
BEIJING BAXIAN REAL ESTATE DEVELOPMENT COMPANY LIMITED
(Registered in the People's Republic of China with limited liability)


We have audited the accompanying balance sheets of Beijing Baxian Real Estate Development Company Limited (the "Company"), as of September 30, 2001 and 2000, and the related statements of income, Owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Baxian Real Estate Development Company Limited at September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





Hong Kong
January 31, 2002

BEIJING BAXIAN REAL ESTATE DEVELOPMENT COMPANY LIMITED

BALANCE SHEETS

AS OF SEPTEMBER 30, 2001 AND 2000


                                                                                2001         2001        2000
                                                                             ---------    ----------   ---------
                                                              Notes              US$          RMB         RMB
                                                                                 ---          ---         ---
ASSETS                                                                                   (In thousands)


Properties                                                      4             18,286       151,356      120,287
Accounts receivable, net                                        5              3,924        32,479       31,635
Prepayments and other receivables, net                                         1,896        15,700       12,423
Deferred tax                                                   11                 22           179            -
Due from owners                                                 7                129         1,068        2,814
Due from a related company                                      8                620         5,131        7,379
Cash and cash equivalents                                                        314         2,602        8,462
                                                                          ----------    ----------    ---------

TOTAL ASSETS                                                                  25,191       208,515      183,000
                                                                          ==========    ==========    =========

LIABILITIES AND OWNERS' EQUITY

Liabilities:
Short term bank loan                                            9              2,416        20,000       10,000
Deposits received on sale of properties                                          366         3,030       16,228
Accounts payable                                                6              3,991        33,021       28,488
Income taxes payable                                                             505         4,180        1,969
Other payables and accrued expenses                                            3,329        27,564       23,141
Advance from a customer in relation to construction
   contracts                                                                       -             -        9,493
Due to a director                                              10                 72           595
                                                                                                          -
Due to owners                                                   7              2,694        22,304        7,966
Due to an owner for project interest                            7              1,460        12,084            -
Due to related companies                                        8              1,197         9,909       20,969
Deferred tax                                                   11                  -             -          490
                                                                          ----------    ----------    ---------

TOTAL LIABILITIES                                                             16,030       132,687      118,744
                                                                          ----------    ----------    ---------

Commitments and Contingencies                                  16

Owners' equity:
Paid-in capital                                                12              6,041        50,000       50,000
Capitalization in excess of contributed capital                               (4,229)     (35,000)      (35,000)
Statutory reserves                                             13                359         2,974          699
Retained profits                                                               6,990        57,854       48,557
                                                                          ----------    ----------    ---------
Total owners' equity                                                           9,161        75,828       64,256
                                                                          ----------    ----------    ---------

TOTAL LIABILITIES AND OWNERS' EQUITY                                          25,191       208,515      183,000
                                                                          ==========    ==========    =========



The accompanying notes form an integral part of the financial statements.

BEIJING BAXIAN REAL ESTATE DEVELOPMENT COMPANY LIMITED

INCOME STATEMENTS

YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                                   2001         2001            2000
                                                                ---------    ----------     ----------
                                                 Notes              US$          RMB            RMB
                                                                    ---          ---            ---
                                                                                (In thousands)
Revenue and other income
    Home sales, net                                14
       -to third parties                                             6,350        52,561          62,602
       -to related parties                                             172         1,425           3,052
                                                               -----------    ----------    ------------
                                                                     6,522        53,986          65,654

    Construction contract revenue                                    6,238        51,631          25,415
    Rental income from a related party                                  37           307               -
     Other income                                                       52           428              44
                                                               -----------    ----------    ------------
                                                                    12,849       106,352          91,113
                                                               -----------    ----------    ------------

Cost and expenses
    Cost of home sales                                              (4,524)      (37,448)        (34,982)
    Cost of construction contract revenue                           (5,609)      (46,423)        (22,886)
    Selling, general and administrative                             (1,129)       (9,348)         (8,112)
    Provision for doubtful debts                   15                    -             -          (2,600)
                                                               -----------    ----------    ------------
                                                                   (11,262)      (93,219)        (68,580)
                                                               -----------    ----------    ------------

Income before income taxes                                           1,587        13,133          22,533

Income taxes                                       11                 (188)       (1,561)         (2,459)
                                                               -----------    ----------    ------------
Net income                                                           1,399        11,572          20,074
                                                               ===========    ==========    ============



The accompanying notes form an integral part of the financial statements.

BEIJING BAXIAN REAL ESTATE DEVELOPMENT COMPANY LIMITED

STATEMENTS OF OWNERS' EQUITY

Changes in Owners' equity for the two years ended September 30, 2001 and 2000 were as follows:


                                                                Capitalisation       Statutory        Retained             Total
                                                                  in excess of
                                                   Paid-in         contributed
                                                   Capital             capital        reserves         Profits
                                                       RMB                 RMB             RMB             RMB               RMB
                                           ----------------  ------------------   -------------    ------------     -------------
                                                                                  (In thousands)


Balance at September 30, 1999                       10,000                   -               -         29,182             39,182

Capitalisation                                      35,000            (35,000)               -               -                 -

Additional paid-in capital                           5,000                   -               -               -             5,000

Net income                                               -                   -               -          20,074            20,074

Profit appropriation                                     -                   -             699           (699)                 -
                                           ----------------  ------------------   -------------    ------------     -------------

Balance at September 30, 2000                       50,000            (35,000)             699          48,557            64,256

Net income                                               -                   -               -          11,572            11,572


Profit appropriation                                     -                   -           2,275       (2,275)                   -
                                           ----------------  ------------------   -------------    ------------     -------------

Balance at September 30, 2001                       50,000            (35,000)           2,974          57,854            75,828
                                           ================  =================    =============    ============     =============




The accompanying notes form an integral part of the financial statements.

BEIJING BAXIAN REAL ESTATE DEVELOPMENT COMPANY LIMITED

STATEMENTS OF CASH FLOWS

YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                                                           2001           2001            2000
                                                                                      -----------      ----------      ---------
                                                                                           US$            RMB             RMB
                                                                                           ---            ---             ---
                                                                                                      (In thousands)

Cash Flows From Operating Activities
    Net income                                                                              1,399         11,572          20,074
    Adjustments to reconcile net income to
       net cash provided by operating activities:
         Depreciation                                                                         119            973             536
         Provision for doubtful debt                                                            -              -           2,600
         Deferred income taxes                                                                (81)          (669)            490
    Changes in operating assets and liabilities:
         Increase in accounts receivable                                                     (102)          (844)         (6,082)
       Decrease /(increase) in properties held for sales and development
                                                                                           (2,219)       (18,343)         19,642
         Decrease /(increase) in prepayments and other receivables                           (397)        (3,277)          3,730
          Decrease/(increase) in amounts due from owners                                      320          2,645            (955)
          Increase in amounts due to owners                                                 1,733         14,338              42
       Decrease/(increase) in amounts due from related companies                              271          2,248          (7,379)
       Decrease in amounts due to related companies                                        (1,335)       (11,060)        (22,525)
         Increase in amount due to a director                                                  72            595               -
         Increase in accounts payable                                                         550          4,533           2,617
          Increase/(decrease) in deposits received on sale of properties
                                                                                           (1,594)       (13,198)         10,016
         Increase/(decrease) in income taxes payable                                          267          2,211          (3,041)
       Increase/(decrease) in other payables and accrued expenses
                                                                                              534          4,423         (21,529)
         Decrease in advance from a customer in relation to construction
           contracts                                                                       (1,147)        (9,493)           (129)
                                                                                      -----------    -----------     -----------
Net cash used by operating activities                                                      (1,610)       (13,346)         (1,893)
                                                                                      -----------    -----------     -----------

Cash Flows From Investing Activities
    Purchases of properties held for long term purposes                                      (306)        (2,514)           (140)
                                                                                      -----------    -----------     -----------
Net cash used by investing activities                                                        (306)        (2,514)           (140)
                                                                                      -----------    -----------     -----------

Cash Flows From Financing activities
    Principle from short term bank loan                                                     1,208         10,000              -
    Capital contribution                                                                        -              -          5,000
                                                                                      -----------    -----------     -----------
Net cash provided by financing activities                                                   1,208         10,000          5,000
                                                                                      -----------    -----------     -----------

Net increase (decrease) in cash and cash equivalents                                         (708)        (5,860)         2,967
Cash and cash equivalents at beginning of year                                              1,022          8,462          5,495
                                                                                      -----------    -----------     -----------
Cash and cash equivalents at end of year                                                      314          2,602          8,462
                                                                                      ===========    ===========     ===========

Supplemental Data Cash paid during the year for:
    Interest                                                                                  207         1,716             661
                                                                                      ===========    ===========     ===========
    Income taxes                                                                                2            19                -
                                                                                      ===========    ===========     ===========
Non cash transaction:
    Contribution of properties by owner                                                    1,351         11,185                -
                                                                                      ===========    ===========     ===========


The accompanying notes form an integral part of the financial statements.

BEIJING BAXIAN REAL ESTATE DEVELOPMENT COMPANY LIMITED

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2001 AND 2000


1.   ORGANIZATIONAND PRINCIPAL ACTIVITIES

Beijing Baxian Real Estate Development Company Limited (the "Company") was registered in the People's Republic of China (the "PRC") on November 15, 1992 as a collectively owned enterprise in the name of +/-+/-3/4(C)E-DOnE-o ?u0(2)u?(a)o
(cent)(1)<<E3/4(Beijing Yushen Real Estate Development Company). On December 22, 1997, the name of the Company was changed to +/-+/-3/4(C)E-D(degree)EIEo ?u0(2)u?(a)o (cent)(1)<<E3/4 (Beijing Baxian Real Estate Development Company). Pursuant to an equity identification process, on November 24, 1999, the Company was reorganized as a limited company and the name of the Company was changed
to+/-+/-3/4(C)E-D(degree)EIEo   ?u0(2)u?(a)o  (cent)O-DI(1)<<E3/4  (Beijing
Baxian Real Estate Development Company Limited).

The Company's business license as approved by the Administrative Bureau for Industry and Commerce in the PRC is valid until December 14, 2019.

The principal activities of the Company are property development and construction. There were no significant changes in these activities during the years ended September 30, 2001 and 2000. During the two years ended September 30, 2001 and 2000, the Company's property development activities and construction business were conducted in the PRC and Yemen, respectively.


2.   BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

The functional currency of the Company is the Renminbi ("RMB"), the national currency of the PRC. The financial statements have been translated into United States dollars ("US$") solely for the convenience of the reader at the rate of RMB8.2768 to US$1, the prevailing rate at the People's Bank of China on September 30, 2001. No representation is made that any or all of the amounts shown could be converted into US$ at this or any other rate.


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Revenue recognition

     (i) Revenue from the sale of properties is recognised using the accrual method when certain conditions are met. These conditions include adequate initial and continuing investment by the buyers and reasonable assurance the related receivable is collectible. Sales not qualifying for full recognition at the time of sales are accounted for under other appropriate deferral methods, including the deposit method and installment method. The Company uses the deposit method when properties are sold before construction is completed, the revenue and profit is recognized upon completion of construction. Deposit and subsequent payment are recorded as liabilities. When the continuing investments are not adequate to meet the condition of accrual method, the company uses the installment method. Under the installment method the Company records the entire contract price and related costs at the time the transaction is recognized as a sale. Concurrently, the gross profit on the sale is deferred and is subsequently recognized as revenue in the income statement as payments are received on the related contract receivable.

           -------------------

     (ii) Construction contract revenues are recognized on the percentage-of-completion method based on the costs incurred to date relative to estimated total costs after giving effect to estimates of costs to complete based upon most recent information. Further details on contract revenue are explained on the accounting policy for "Construction contracts" below;

     (iii)Rental income from properties leased under operating leases is recognized on the straight-line basis over the lease terms; and

     (iv) Interest income from bank deposits is accrued on a time proportion basis taking into account the principle outstanding and the applicable interest rate.

     (b)   Construction contracts

     Construction contracts are accounted for in the balance sheet as contract costs incurred plus recognised profits, less recognised losses and progress billings. Contract revenue comprises the agreed contract amount and appropriate amounts from variation orders, claims and incentive payments. Contract costs incurred comprise direct materials, direct labour costs, subcontracting charges, other direct expenses and an appropriate proportion of construction overheads. Provision is made for losses based on management's estimates.

     Where contract costs incurred to date plus recognised profits less recognised losses exceeds progress billings, the surplus is treated as amounts due from contract customers.

     Whereprogress   billings  exceed  contract  costs  incurred  to  date  plus recognised profits less recognised losses, the surplus is treated as amounts due to contract customers.

     (c)   Properties

     Property and equipment, other than properties held for sale and development, are stated at cost less accumulated depreciation. Expenditures for major renewals and improvements that extend the life of an asset are capitalized. For buildings and properties held for long-term investment, a write-down to estimated fair value is recognized when a property's estimated undiscounted future cash flows, before interest charges, are less than its book value.

     Depreciation is computed using the straight-line method to write off the cost of each assets, other than properties held for sale and development, over their estimated useful lives, after taking into account the estimated residual value of 0-3% of the cost.

     The estimated useful lives are as follows:

          Buildings                                                 50 years
          Rental properties                                         50 years
          Furniture and equipment                                    5 years

           -----------

           Properties held for sale and development are stated at the lower of cost or estimated fair value less cost to sell. For real estate held for sale and development, a write-down to estimated fair value is recorded when the Company determines that the carrying cost exceeds the estimated selling price, less cost to sell. This evaluation is made by management on a property-by-property basis. The evaluation of fair value and future cash flows from individual properties requires significant judgment. It is reasonably possible that a change in estimate could occur.

           The cost of real estate held for sale and development includes direct land acquisition, land development and home construction costs, interest, real estate taxes and direct overhead costs related to development and construction.

           Land, land development and related costs are allocated to cost of home sales based upon the total areas of homes to be constructed in each community. Home construction and related costs are included in cost of home sales under the specific identification and relative sales areas methods.

     (d)   Cash and Cash equivalents

           The Company  considers  all highly liquid  investments  with original
           maturity  of  three  months  or  less  when   purchased  to  be  cash
           equivalents.

     (e)   Income taxes

           The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carry forwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     (f)   Related parties

           Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party, or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

     (g)   Foreign currency transactions

           Foreign currency transactions denominated in foreign currencies other than RMB are recorded at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into RMB at the applicable rate of exchange ruling at that date.

           The resulting exchange gains or losses are recorded in the income statement in the period in which they occur.

     (h)   Use of estimates

          The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      (i)    Operating leases

           Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases.

     (j)   Advertising costs

           The Company expenses advertising costs when incurred. The Company recorded advertising expense for the two years ended September 30, 2001 and 2000 of RMB1,001,000 (US$121,000) and RMB997,000,
           respectively.


4.   PROPERTIES

     Book value by property type consisted of the following:


                                                                    September 30,
                                                          2001          2001           2000
                                                      -----------    ---------      --------
                                                          US$           RMB            RMB
                                                          ---           ---            ---
                                                                  (In thousands)

     Properties held for sale and development
        Real estate held for sale and development        5,356        44,329         54,595
        Construction in progress                         8,922        73,836         45,227
                                                    -----------    ----------    -----------
                                                        14,278      118,165          99,822
                                                    -----------    ----------    -----------
      Properties held for long term purposes
        Rental properties                                1,858        15,383          4,198
        Buildings                                        2,001        16,572         16,572
        Furniture and equipment                            528         4,371          1,857
        Less:  accumulated depreciation                   (379)       (3,135)        (2,162)
                                                    -----------    ----------    -----------
                                                         4,008        33,191         20,465
                                                    -----------    ----------    -----------
                                                         18,286      151,356        120,287
                                                    ===========    ==========    ===========


     Construction in progress includes the cost of homes under construction, land and land development costs and the carrying cost of lots that have been substantially improved.

     At September 30, 2001, certain real estate held for sale and development with a carrying amount of approximately RMB2,600,000 (US$314,000) was pledged for an amount due to the local government for land use right of approximately RMB1,315,000 (US$159,000).

     The Company's rental properties and buildings are located in the PRC and the land on which the Company's rental properties and buildings are situated is state-owned. As of September 30, 2001, the Company was in the process of obtaining the property certificates for rental properties and buildings with a carrying value amounting to approximately RMB 3,967,000 (US$479,000) and RMB 15,628,000 (US$1,888,000), respectively.

     Interest  incurred and  capitalized  on the  properties  held for sale and
     development   for  the  years  ended  September  30,  2001  and  2000  were approximately RMB2,148,000 (US$259,000) and RMB 2,311,000, respectively.


5.   ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net are analyzed as follows:

                                                                  September 30,
                                                         2001         2001           2000
                                                      ---------     --------       --------
                                                         US$          RMB             RMB
                                                         ---          ---             ---
                                                                 (In thousands)


     Accounts receivable                                  6,460         53,471        36,302
     Less: deferred gain on installment sales            (3,826)       (31,666)      (13,682)
                                                      -----------    ----------    -----------
                                                          2,634         21,805        22,620
                                                      -----------    ----------    -----------
      Retentions  held by  customers  in  relation to       977          8,086         3,498
          construction contracts

         Cost and  estimated  earnings  in  excess of
          billings on uncompleted contracts                 313          2,588         5,517
                                                      -----------    ----------    -----------
                                                          3,924         32,479        31,635
                                                      ===========    ==========    ===========


6.       ACCOUNTS PAYABLE

     Accounts payable include amounts due to subcontractors, totaling approximately RMB 853,000 (US$ 103,000) and RMB 862,000 at September 30, 2001 and 2000, respectively, which have been retained pending completion and acceptance of jobs.

7.   BALANCES WITH OWNERS

     The amounts due from owners were as follows:

                                                             September 30,
                                                     2001         2001        2000
                                                  ---------    ---------   ----------
                                                     US$          RMB           RMB
                                                     ---          ---           ---
                                                             (In thousands)

     Ms. Zhang Jing                                   28          229           229
     Mr. Zhang Zhao                                  243        2,015             -
     Baxian Club                                       -            -         2,702
                                                ---------    ---------    ----------
                                                     271        2,244         2,931
                                                ---------    ---------    ----------

     Less: deferred gain on installment sales       (142)      (1,176)         (117)
                                                ---------    ---------    ----------
                                                     129        1,068         2,814
                                                =========    =========    ==========


     The amount due from Baxian Club represents expenses paid by the Company on behalf of Baxian Club of approximately RMB3,601,000 less the excess of consideration paid over the value of the property transferred to Baxian Club as detailed in note 18(iii) to the financial statements.

     The amounts due to owners were as follows:
                                                September 30,
                                        2001         2001       2000
                                      --------    ---------   ---------
                                        US$          RMB           RMB
                                        ---          ---           ---
                                                (In thousands)
     Mr. Zhang Yuchen                   1,401       11,597         7,966
     Baxian Club                        1,293       10,707
                                                                       -
                                     ---------    ---------    ----------
                                        2,694       22,304         7,966
                                     =========    =========    ==========

     The amount due to Mr. Zhang Yuchen represents development costs and construction costs paid by Mr. Zhang Yuchen on behalf of the Company.

     The amount due to Baxian Club includes the development cost or expenses of approximately RMB1,814,000 (US$219,000) paid by Baxian Club on behalf of the Company and an operating loan of approximately RMB10,099,000 (US$1,220,000) less the rental income receivable from Baxian Club of approximately RMB307,000 (US$ 37,000) as detailed in note 18(vii) to the financial statements.

     The amount due to an owner for project interest includes investment costs paid by Baxian Club of approximately RMB12,084,000 (US$1,460,000) pursuant to the cooperative agreement with the Company as detailed in noted 18(iv) to the financial statements .

     The balances with owners are unsecured, interest-free and have no fixed terms of repayment.

8.   BALANCES WITH RELATED COMPANIES

     The amount due from a related company represented an advancement made to or expenses paid on behalf of Beijing Yuchen Properties Management Co., Ltd. ("BYPM"), a company beneficially owned by Mr. Zhang Yuchen.

     The amounts due to related companies were analyzed as follows:


                                                                           September 30,
                                                                   2001        2001         2000
                                                                 ---------  ---------    ----------
                                                                    US$       RMB           RMB
                                                                    ---       ---           ---
                                                                         (In thousands)

   BYPM                                                                -            -         7,000
   Beijing Baxian Villa Property Management Co., Ltd.("BBVPM")     1,197        9,909        13,969
                                                                 ---------   ---------    ---------
                                                                   1,197        9,909        20,969
                                                                 =========   =========    =========


     The amount due to BYPM as of September 30, 2000 primarily represents an operating loan. The amount was unsecured, interest-bearing at 6.44% per annum and was fully repaid during the year ended September 30, 2001.

     The amount due to BBVPM at September 30, 2001 and 2000 includes operating loans of RMB8,200,000 (US$991,000) and RMB 13,200,000, respectively and construction costs paid by BBVPM on behalf of the Company of approximately RMB1,709,000 (US$206,000) and RMB769,000 , respectively. Except for the amount of RMB 5,000,000 (US$604,000) and RMB10,000,000 as of September 30, 2001 and 2000, respectively which bear interest at a weighted average rate of 9% and 12% per annum, respectively, all the amounts are unsecured and interest free.


 9.  SHORT TERM BANK LOAN

     Short-term bank loan bears interest at a weighted  average rate of 6.7% and
     6.5%  per  annum  for  the  years  ended   September  30,  2001  and  2000,
     respectively.


10. DUE TO A DIRECTOR

     The balance represented an amount due to Ms. Zhou Jianming, a director and a beneficial owner of Baxian Club.

11.  TAX

     In accordance with PRC income tax laws, the Company is subject to a statutory income tax rate of 33%. From October 1, 1999 to December 31, 1999, taxable income for home sales was determined based on pre-tax income. Beginning on January 1, 2000, the basis on which taxable income for home sales was determined was changed by the tax authority, subsequently, taxable income for home sales was calculated based on 5% of the home sale revenue of the Company. The Company incurred a net deferred tax liability of approximately RMB500,000 due to the change in the method of calculating taxable income. Taxable income for the construction business was based on pre-tax income, however the tax authority is in the process of considering alternative bases on which to determine taxable income for the construction business. A change in existing tax law may have a significant impact on the Company's deferred tax assets and liabilities and future income tax expenses.

     Significant components of the provision for income taxes attributable to income before income taxes are as follows:

                                                    2001       2001        2000
                                                  --------   -------      ------
                                                     US$        RMB         RMB
                                                     ---        ---         ---
                                                           (In thousands)

     Current tax expense                             269       2,230       1,969
     Deferred tax expense (benefit)                  (81)       (669)        490
                                                 -------     --------    -------
                                                     188       1,561       2,459
                                                 =======     ========    =======


     The reconciliation of income tax computed at the PRC statutory income tax rate of 33% (2000: 33%) to income is as follows:


                                                                                     2001        2001         2000
                                                                                 -------- -- -------- -- ---------
                                                                                      US$         RMB          RMB
                                                                                      ---         ---          ---
                                                                                            (In thousands)

   Book income tax expense based on the statutory rate                                524       4,333        7,436
   Impact of the bases on which taxable income is calculated                         (336)                 (5,219)
                                                                                               (2,772)
   Additional sales for tax purposes (transaction with owner)                           -           -          242
                                                                                 --------    --------    ---------
                                                                                      188       1,561        2,459
                                                                                 ========    ========    =========

     Significant components of the company's deferred tax assets and liabilities as of September 30, 2000 and 2001 consisted of the following:

                                                                           2001        2001         2000
                                                                       -------- -- -------- -- ---------
                                                                            US$         RMB          RMB
                                                                            ---         ---          ---
                                                                                 (In thousands)

   Deferred tax assets:
        Accumulated deferred gain on installment sales                       65         542          228
   Deferred tax liabilities:
        Excess of revenue recognized under installment sales method          43         363          718
                                                                       --------    --------    ---------
   Net deferred tax asset (liability)                                        22         179         (490)
                                                                       ========    ========    =========

12. PAID-IN CAPITAL

     As of September 30,1999, the capital of the Company registered with the PRC government ("registered capital") was RMB10,000,000 and was fully paid in cash. Pursuant to a capital verification report dated December 7, 1999, the Company's registered capital was increased from RMB10,000,000 to RMB50,000,000. The increase in capital is comprised of RMB5,000,000 received from the sale of additional equity interest in the Company and RMB35,000,000 related to equity revaluations permitted under PRC law, which are not permitted under US generally accepted accounting principles. The excess of registered capital over cash contributions is classified as capitalization in excess of contributed capital.

     Subsequent to the balance sheet date on December 19, 2001, the registered capital of the Company was increased from RMB 50 million to RMB 80 million. The new registered capital of RMB 30 million was fully paid in cash.


13.  STATUTORY RESERVE

     In accordance with the Company Law of the PRC, the Company is required to transfer part of the profit after tax, as reported in the PRC statutory accounts, to the statutory surplus reserve and the statutory public welfare fund. These represented approximately 10% and 5% of the profit after tax of the Company's PRC statutory accounts. The statutory reserve appropriated from retained earnings for September 30, 2001 and 2000 was RMB2,275,000 (US$275,000) and RMB699,000, respectively. In addition, the board of directors may determine to appropriate part of the profit after tax to the discretionary surplus reserve. As of September 30, 2001 and 2000, no discretionary surplus reserve was appropriated.

     These reserves are not distributable and are created for specific purposes. The board of directors has the sole discretion over the application of the funds.

14.      HOME SALES

     Gross profit of home sales is summarised as follows:

                                                             2001           2001           2000
                                                          ----------     ---------      ---------
                                                              US$            RMB            RMB
                                                              ---            ---            ---
                                                                        (In thousands)


     Home sales                                               9,327          77,196       77,395
     Less:  sales tax                                          (503)         (4,168)      (4,973)
                                                          ----------    -----------    -----------
                                                              8,824          73,028       72,422
     Cost of home sales                                      (4,524)        (37,448)     (34,982)
                                                          ----------    -----------    -----------
                                                              4,300          35,580       37,440

     Less:  deferred gross profit on installment sales       (2,804)        (23,198)     (12,221)
                                                          ----------    -----------    -----------
     Realised gross profit on sales                           1,496          12,382       25,219

     Add:  gross profit realised on installment sales of
           prior years                                          502           4,156        5,453

                                                          ----------    -----------    -----------
     Gross profit realised this year                          1,998          16,538       30,672
                                                          ==========    ===========    ===========

     Home sales, net is summarised as follows:

                                                               2001           2001           2000
                                                            ---------       --------       --------
                                                                US$            RMB            RMB
                                                                ---            ---            ---
                                                                         (In thousands)

     Home sales                                                9,327         77,196         77,395

     Less:  sales tax                                           (503)        (4,168)        (4,973)

           deferred gross profit on
               installment sales                              (2,804)       (23,198)       (12,221)

     Add:   gross profit realised on
           installment      sales of prior years                 502          4,156          5,453
                                                          ----------    -----------    -----------
                                                               6,522         53,986         65,654
                                                          ==========    ===========    ===========


15. LEASES

     The Company, as lessor, has entered into noncancelable operating leases expiring at various dates through 2006 with Baxian Club. Rental revenue under these leases totaled RMB 307,000 (US$37,000) in 2001 and nil in 2000. Future minimum rental revenue under existing noncancelable operating leases as of September 30, 2001, is summarized as follows:

                                                        US$          RMB
                                                        ---          ---
                                                         (In thousands)

         2002                                             81          670
         2003                                             81          670
         2004                                             56          468
         2005                                             48          400
         2006                                             12          100
                                                     --------    ---------
         Total                                           278        2,308
                                                     ========    =========

     The book value of the Company's properties under operating leases or held for rental purpose summarized below has been included in the rental properties (note 4):

                                                       September 30,
                                              2001          2001         2000
                                            --------      --------     --------
                                               US$          RMB          RMB
                                               ---          ---          ---
                                                       (In thousands)

          Rental properties                  1,858       15,383        4,198
          Less: accumulated depreciation       (28)        (231)        (147)
                                          ----------    ---------    ---------
                                             1,830       15,152        4,051
                                          ==========    =========    =========

     The Company, as lessee, has entered into non-cancelable operating leases expiring at various dates through 2027. Rental expense under these leases was approximately RMB720,000 (US$87,000) and RMB181,000 for the years ended September 30, 2001 and 2000, respectively. Future minimum lease payments as of September 30, 2001, are summarized as follows:

                                                        US$          RMB
                                                         (In thousands)
         2002                                           103          854
         2003                                           103          854
         2004                                           104          860
         2005                                           105          872
         2006                                           105          872
         Thereafter                                   3,512       29,065
                                                    --------    ---------
         Total                                        4,032       33,377
                                                    ========    =========

16.  COMMITMENTS AND CONTINGENCIES

(a) As of September 30, 2001, the Company had agreements to purchase land for future development with purchase prices aggregating approximately RMB 50,330,000 (US$6,082,000) of which RMB 2,000,000 (US$242,000) has been paid or deposited. The remaining balances repayable in the following years are as follows:

                                                      2001            2001
                                                    --------        -------
                                                       US$            RMB
                                                       ---            ---
                                                          (In thousands)
         2002                                          1,873           15,499
         2003                                          1,591           13,166
         2004                                          1,047            8,666
         2005                                          1,571           12,999
                                                    ---------       ----------
         Total minimum payments                        6,082           50,330
                                                    =========       ==========

           Obtaining the proper legal title of the land is contingent upon the payment of the consideration and the approval of the relevant government authority.

     (b) Pursuant to an agreement entered between the Company and an independent third party on May 10, 2001, the Company agreed to replace the independent third party in an application for the land use right of land with an aggregate area of 48,006 M2. The consideration of the land use right was not specified. However, based on the prevailing land use fee applicable in Beijing, the total land use fee is estimated to be approximately RMB18,000,000(US$ 2,175,000). The Company is in the process of replacing the independent third party in applying for the land use right. No consideration has been paid in this respect.

     (c) On October 28, 2000, the Company entered into a land improvement contract with an independent third party. The contract amounted to RMB19,500,000 (US$ 2,356,000) of which RMB 8,500,000 (US$1,027,000)
           has been paid and included in construction in progress (note 4). The balance of the contract sum has to be settled in 2002 when the construction is expected to be completed.

(d) As of September 30, 2001, the Company had agreements of sale outstanding to deliver 4 villas with an aggregate sales value of approximately RMB7,112,000 (US$859,000). The apartments were still in the progress of development and the deposit received in this regard was approximately RMB 3,030,000 (US$366,000) at September 30, 2001.

17.   RETIREMENT PLAN

      As stipulated by the PRC government regulations, the Company participates in a defined contribution retirement plan organized by government of Beijing, the PRC. All permanent employees are entitled to an annual pension which is equal to a fixed proportion of their final basic salary at their retirement date. The Company and its employees are required to make contributions to the retirement plan at rates of 19% and 5% of the employees' basic salary, respectively. Payment is made, on a monthly basis, to a PRC insurance company organized by the PRC government, which is responsible for the payments of pension benefits to retired employees. The Company has no obligations for the pension benefits beyond the annual contributions as described above. The pension costs expensed by the Company during the years ended September 30, 2001 and 2000 amounted to RMB 199,000 (US$24,000) and RMB 192,000, respectively.

18.   RELATED PARTY TRANSACTIONS

       (i) As of September 30, 2000, the amount due to BYPM of approximately RMB7,000,000 bore interest at 6.44% per annum. The amount was fully settled during the year ended September 30, 2001. The total interest paid and payable to BYPM for the year ended September 30, 2001 and 2000 was approximately RMB179,000 (US$22,000) and RMB450,000 , respectively. The beneficial equity holder of BYPM is Mr. Zhang Yuchen.

       (ii) As of September 30, 2001 and 2000, the amount due to BBVPM was approximately RMB 9,909,000 (US$1,197,000) and RMB 13,969,000 ,
            respectively. Of the amount due to BBVPM, approximately RMB5,000,000 and RMB10,000,000 at September 30, 2001 and 2000, respectively bore interest at a weighted average rates of 9% and 12% per annum respectively. The total interest paid and payable to BBVPM for the year ended September 30, 2001 and 2000 was approximately RMB793,000 (US$96,000) and RMB 1,201,000 , respectively. The beneficial equity holder of BBVPM is Mr. Zhang Yuchen.

      (iii) During the period from October 1999 to January 2000, the Company transferred 10 apartments and 5 villas to Baxian Club for an aggregate consideration of approximately RMB14,714,000, RMB9,467,000 in cash and a receivable of RMB5,247,000. The difference between the carrying value of the property and the consideration received, RMB899,000 was applied as a reduction to outstanding amounts due from owners.

      (iv) On May 28, 2001, Baxian Club contributed 10 apartments and 9 villas to the Company in exchange for a 10% interest in Century Star City Project, which is currently under construction. The contribution included 4 villas that were sold to Baxian Club in prior years and the Company accounted for as sales. The Company recorded the contribution of the 4 villas at Baxian Club's cost less accumulation depreciation of approximately RMB2,960,000 as "due to an owner for project interest". The Company recorded the contribution of the 10 apartments and 5 other villas at the original construction cost less accumulated depreciation of approximately RMB8,225,000 plus the excess of cash paid greater than the original construction cost of approximately RMB899,000 as "due to an owner for project interest".

      (v) On January 25, 2000, the Company entered into a sales agreement with Ms. Zhang Jing. According to the agreement, the Company agreed to sell a villa to Ms. Zhang Jing for a consideration of approximately RMB729,000. As of September 30, 2001, the amount due from Ms. Zhang Jing in respect of this transaction was approximately RMB 229,000 (US$28,000).

      (vi) On March 10, 2000 and October 27, 2000, the Company entered into sales agreements with Mr. Zhang Zhao for the sales of two villas for approximately RMB2,360,000 (US$285,000) and RMB2,615,000
            (US$316,000), respectively. As of September 30, 2001, the amount due from Mr. Zhang Zhao in respect of the villas sold to him was approximately RMB2,015,000 (US$243,000).

      (vii) On June 30, 2001, the Company entered into an operating lease agreement with Baxian Club. According to the operating lease agreement, the Company agreed to lease properties with the carrying value of approximately RMB15,152,000 (US$1,830,000) to Baxian Club for 3 to 5 years for minimum rental income as detailed in note 15 to the financial statements. The total rental income received in this respect was RMB307,000 (US$37,000) for the year ended September 30, 2001.

19.   FINANCIAL INSTRUMENTS

      Financial instruments that potentially subject the Company to significant concentration of credit risk consist principally of accounts receivable.

      Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company's customer base. The Company does not require collateral for accounts receivable but generally, could re-seize the properties when customers default.

      The carrying value of the financial instruments of the Company approximate fair value.


20.   SEGMENT INFORMATION

      Home sales and construction comprise the separate industry segments of the Company.

      Total   revenue  and  other   income,   operating   income,   income  tax,
      depreciation, total assets and properties held for long term purposes by industry segment for 2001 and 2000 are set forth below:

      Revenue and other income                       2001           2001           2000
                                                 ----------    -----------    -----------
                                                    US$            RMB            RMB
                                                    ---            ---            ---
                                                             (In thousands)
       Home sales
           - to third party                         6,350           52,561         62,602
           - to related party                         172            1,425          3,052
       Construction                                 6,238           51,631         25,415
       Others                                          89              735             44
                                                 ----------    -----------    -----------
                                                   12,849          106,352         91,113
                                                 ==========    ===========    ===========


     Operating income                               2001           2001           2000
                                                 ----------    -----------    -----------
                                                     US$            RMB            RMB
                                                     ---            ---            ---
                                                               (In thousands)
       Home sales                                     1,289         10,659         23,257
       Construction                                     220          1,823          1,979
       Others                                            78            651         (2,703)
                                                 ----------    -----------    -----------
                                                      1,587         13,133         22,533
                                                 ==========    ===========    ===========

                                                         September 30,
     Total assets                                   2001           2001           2000
                                                 ----------    -----------    -----------
                                                     US$            RMB            RMB
                                                     ---            ---            ---
                                                                (In thousands)
       Home sales                                    19,216        159,050        145,194
       Construction                                   1,870         15,482         13,953
       Others                                         4,105         33,983         23,853
                                                 ----------    -----------    -----------
                                                     25,191        208,515        183,000
                                                 ==========    ===========    ===========
                                                      6,522         53,986         65,654

    Construction contract revenue                     6,238         51,631         25,415
    Rental income from a related party                   37            307              -
     Other income                                        52            428             44
                                                 -----------    ----------    ------------
                                                     12,849        106,352         91,113
                                                 -----------    ----------    ------------
Cost and expenses
    Cost of home sales                               (4,524)      (37,448)        (34,982)
    Cost of construction contract revenue

                                      F-18